Exhibit 5.1

[Letterhead of Fried, Frank, Harris, Shriver & Jacobson LLP]

February 3, 2017

JELD-WEN Holding, Inc.

440 S. Church Street, Suite 400

Charlotte, North Carolina 28202

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to JELD-WEN Holding, Inc., a Delaware corporation (the “Registrant”), in connection with the Registrant’s Registration Statement on Form S-8 (together with any amendments thereto, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) an aggregate of 7,629,421 shares of common stock, par value $0.01 per share, of the Registrant (the “Stock Incentive Plan Option Shares”) issuable upon exercise of options that have been granted under the JELD-WEN Holding, Inc. Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”), (ii) an aggregate of 385,220 shares of common stock, par value $0.01 per share, of the Registrant (the “Stock Incentive Plan RSU Shares” and, together with the Stock Incentive Plan Option Shares, the “Stock Incentive Plan Shares”) issuable upon the settlement of restricted stock units that have been granted under the Stock Incentive Plan and (iii) an aggregate of 7,500,000 shares of common stock, par value $0.01 per share, of the Registrant (the “Omnibus Equity Plan Shares”) that may be issued pursuant to the JELD-WEN Holding, Inc. 2017 Omnibus Equity Plan (the “Omnibus Equity Plan”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Registrant, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Registrant and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Registrant.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Stock Incentive Plan Shares registered pursuant to the Registration Statement to be issued by the Registrant have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Stock Incentive Plan and the applicable award agreement for consideration in an amount at least equal to the par value of such Stock Incentive Plan Shares, will be validly issued, fully paid and nonassessable and (ii) the Omnibus Equity Plan Shares registered pursuant to the Registration Statement to be issued by the Registrant have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Omnibus Equity Plan and the applicable award agreement for consideration in an amount at least equal to the par value of such Omnibus Equity Plan Shares, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), as currently in effect, and reported judicial decisions interpreting such provisions of the DGCL, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no responsibility to update or supplement this letter after the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/  Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP